Exhibit 21.1
List of Subsidiaries
The following entities are included in the Group consolidated financial statements as subsidiaries or joint ventures at December 31, 2023.

Shareholding
Controlled entities
Orion Engineered Carbons Holdco S.R.L., Milano, Italy	100%
Orion Engineered Carbons Holdoco S.A.S., Ambes, France	100%
Norcarb Engineered Carbons Holdco AB., Malmö Sweden	100%
Orion Engineered Carbons International GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Holdings GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Bondco GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons IP Verwaltungs GmbH, Monheim am Rhein, Germany	100%
Orion Engineered Carbons IP GmbH & Co. KG, Monheim am Rhein, Germany	100%
Orion Engineered Carbons GmbH, Frankfurt am Main, Germany	100%
Norcarb Engineered Carbons AB, Malmö, Sweden	100%
Orion Engineered Carbons Sp. z o.o., Jaslo, Poland	100%
Orion Engineered Carbons S.A.S., Ambès, France	100%
Orion Engineered Carbons France SAS; Berre-l'Etang; France	100%
Orion Engineered Carbons S.r.l., Ravenna, Italy	100%
Orion Engineered Carbons Proprietary Limited, Port Elizabeth, South Africa	100%
Orion Engineered Carbons Turkey, Istanbul, Turkey	100%
Orion Engineered Carbons USA Holdco, LLC, Spring, US	100%
Orion Engineered Carbons LLC, Spring, USA (Principal Executive Office)	100%
OEC Finance US LLC, Spring, USA	100%
Orion Engineered Carbons Ltda., Paulinia, Brazil	99.99%
Orion Korea, Co., Ltd., Yeosu-si, South Korea	100%
Orion Engineered Carbons KK, Tokyo, Japan	100%
Orion Engineered Carbons Trading (Shanghai) Co. Ltd., Shanghai, China	100%
Orion Material Technology (Shanghai) Co., Ltd., Shanghai, China	100%
Orion Engineered Carbons Qingdao Co., Ltd., Qingdao, China	100%
ORION Engineered Carbons (Huaibei) Co., Ltd, Huaibei, China	100%
Orion Engineered Carbons (China) Investment Co., Ltd, Shanghai, China	100%
ORION Engineered Carbons India Private Limited, Thane West, India	100%
Orion Engineered Carbons Pte. Ltd., Singapore, Singapore	100%
Associated entities
Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany	54.35%
Deutsche Gasrusswerke Gesellschaft mit beschränkter Haftung, Dortmund, Germany	50%
Although we hold 54.35% of shares as of December 31, 2023 and 2022, in Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany (“DGW KG”), per shareholder resolution Orion agreed to generally limit its use of voting rights in DGW KG to 50%. Therefore DGW KG is recognized as a joint venture applying the equity method.